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                                Exhibit No. 6.1
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                                     LEASE

THIS LEASE AGREEMENT, entered into this 14th day of July, 1994, by and between
                                        ----        ----    --
Rebecca L. Grasse, herein called "Landlord", and Mr. Car Man Inc., herein called
-----------------                                ----------------
"Tenant", and Waldvogel, Poe & Cronk Real Estate Group, Inc., herein called "Leasing Agent".


                             W I T N E S S E T H :

That for and in consideration of the rents and covenants hereinafter set forth, Landlord hereby agrees to Lease, and Tenant hereby rents from Landlord, the following described premises together with all improvements thereon called the "Leased Premises" to-wit: 3733 Williamson Road, Roanoke, VA.

     TO HAVE AND TO HOLD said Leased Premises and the privileges and appurtenances thereunto belonging unto the Tenant, its successors and assigns, for the terms hereinafter provided, and upon the following terms and conditions, to which the parties mutually covenant and agree:

(1)  TERM:

     (A)  The term of this Lease shall commence on August 1, 1994 and end on
                                                   --------------
July 31, 1995.
-------------

     (B) Tenant shall give Landlord written notice of its intention to terminate this Lease at least 90 days before the end of the original or any
                              --
renewal period of this Lease, provided that until terminated by such notice this Lease shall renew itself from month to month, at the highest rental rate and
                              -----    -----
subject to all covenants, provisions and conditions herein contained.

     (C) Except where the context clearly requires otherwise, the word "term" whenever used in this Lease with reference to the duration hereof, shall be construed to include any renewal terms as well as the original term.

(2)  BASE RENT:


     (A) During the original term of this Lease, Tenant covenants to pay a base annual rental to Landlord of fifteen thousand four hundred fifty and 00/100 Dollars ($15,450), payable in monthly installments in advance on the first day of each month in the amount of one thousand two hundred eighty seven and 50/100 Dollars ($1,287.50). In the event rent payments are late and any installment of the rent is not paid within ten (10) days after it becomes due, a late fee of five (5%) percent of the monthly rent shall be charged for each monthly installment not paid on time.

     (B) If the original term does not commence on the first day of the month, Tenant shall pay for the period from the commencement date to the first day of the following calendar month a sum equal to one-thirtieth (1/30) of the monthly rental due hereinafter for each day of such period. All rents thereafter shall be payable when due to:


          Waldvogel, Poe & Cronk Real Estate Group, Inc.
          Professional Arts Building
          30 West Franklin Road, Suite 800
          Roanoke, Virginia 24011

or such place as Landlord may designate in writing to Tenant.

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(3)  SECURITY:

     The Tenant has deposited with the Landlord $1,250,00 as security for
                                                 --------
Tenant's full and faithful performance of all the terms of this Lease. Landlord shall return such sum when this Lease expires if Tenant has fully and faithfully carried out all of its terms. If there is a bona fide sale of the property of which the Leased Premises are a part, Landlord shall transfer to the purchaser the security to be held under the terms of this lease, and the Landlord shall be released from all liability for the return of such security to the Tenant.

(4)  ADDITIONAL RENT:

     Additional rent (hereinafter referred to as "Additional Rent") is the amount of any payment referred to as such in any provision of this Lease or in any Addendum hereto which accrues while this Lease is in effect.

(5)  USE OF LEASED PREMISES:


     Tenant shall use the Leased Premises for sales and servicing of automobiles
                                              ----------------------------------
and in strict accordance with all applicable laws and regulation of governmental authorities. Tenant shall use the Leased Premises for no other purpose without the prior written consent of Landlord. Tenant will not use or permit or suffer the use of the Leased Premises for any unlawful or offensive business or purpose. Tenant will not, without prior written consent of Landlord, use or permit the outside walls, fences or roof of the Leased Premises to be used for advertising purposes.

(6)  CONDITION OF LEASED PREMISES

     Tenant has examined and knows the present condition of the Leased Premises and the equipment thereon, if any. No representation, either verbally or written, has been made to Tenant, or Tenant's agents, by Landlord, or Landlord's agents, concerning the condition of the Leased Premises and the equipment thereto, if any, or that any particular use can be made thereof except as specifically set forth in writing in this Lease or any Addendum thereto. Neither Landlord nor Leasing Agent shall be under any duty to instruct Tenant or others as to the use of any equipment on the Leased Premises.

(7)  WRITTEN NOTICE AS TO DEFECTS:

     Attached hereto as "Addendum A" is a written statement of all defects in the property existing as of the commencement of the lease. Said Addendum shall be signed by both parties. If no such signed Addendum exists, the parties acknowledge that the property is accepted "as is" as of the commencement of the lease and the parties agree that the property is accepted with no defects existing as of the date of the commencement of the Lease.

(8)  TENANT'S ACCEPTANCE OF PROPERTY

     At the commencement of the term, the Tenant shall accept the building, improvements, and any equipment on or in the leased premises, in their existing condition. No representation, statement, or warranty, express or implied, has been made by or on behalf of the Landlord as to such condition, or as to the use that may be made of such property. In no event shall the Landlord be liable for any defect in such property or for any limitation on its use.

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(9)  ASSIGNMENT, SUBLETTING AND MORTGAGING

     Tenant shall not assign this Lease nor sublet the Leased Premises, in whole or in part, without Landlord's prior written consent which shall not be unreasonably withheld. If consent to assign or sublease is obtained, no such assignment or sublease shall in any way release or relieve Tenant from any of its covenants or undertakings contained in this Lease, and in all cases under this paragraph, Tenant shall remain liable on this Lease during the original and all renewal terms.

(10) UTILITIES

     Tenant shall promptly pay all fuel, water, gas, electricity, sewage, telephone and other utility bills, as the same become due, it being understood and agreed that the Tenant shall promptly make all required deposits for meters and utilities services. Charges for the foregoing shall commence on the date of the commencement of the original term of this Lease. Landlord shall not be liable for any interruption or failure in the supply of any utility to the Leased Premises for any reason whatsoever.

(11) INSURANCE AND INDEMNIFICATION:

     (11.1) INCREASE IN RISK. The Tenant

     (A) shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Leased Premises or any liability of the Landlord in connection therewith may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and

     (B) shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant, or shall pay Landlord for any loss sustained by Landlord as a result of any uninsured loss caused by Tenant's breach of covenants.

     (11.2) INSURANCE TO BE MAINTAINED BY TENANT

     (A) The Tenant shall maintain at its expense, throughout the term, and all extension thereof, insurance against loss on liability in connection with bodily injury and destruction, property damage, personal injury and destruction, occurring within the Leased Premises or arising out of the use thereof by the Tenant or its agents, employees, officers or invitees, visitors or guest under one or more policies of general public liability insurance having such limits as are reasonably required by Landlord from time to time (but in any event of not less than $2,000,000.00 general aggregate, $2,000,000.00 products-comp/ops aggregate, $1,000,000.00 personal and advertising injury, $1,000,000.00 each occurrence, $50,000.00 fire damage (any one fire) and $5,000.00 medical expense (any one person)). Such policies shall name the Landlord, Leasing Agent and Tenant (and at Landlord's request, any mortgagee) as insured parties, shall provide that they shall not be cancelable without at least sixty (60) days prior written notice to the Landlord and Landlord's Agent (and at the Landlord's request any mortgagee) and shall be issued by company with a rating of at least class VIII and an excellent rating from A.M. Best Insurance Reporting.

     (B) The Tenant shall maintain at Tenant's expense a plate glass insurance policy, for coverage of all glass contained in the Leased Premises.

     (C) If Tenant shall not comply with this covenant to maintain insurance as provided herein, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event, Tenant shall pay when due the premiums for such insurance as Additional Rent hereunder.

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     (D)  Tenant will pay all excess insurance premiums (i.e. premiums in excess of the usual premiums for a nonhazardous risk) required to be paid by Landlord on the Leased Premises by reason of Tenant's use or occupancy thereof.

     (11.3)  INSURANCE TO BE MAINTAINED BY TENANT

     The Tenant shall maintain throughout the term of the Lease and extensions thereof, replacement cost with the agreed amount endorsed (no co-insurance) risk of direct physical loss coverage insurance with respect to the Leased Premises.

     (11.4)  WAIVER OF SUBROGATION

     In the event of loss or other perils named in replacement cost with the agreed amount endorsed (no co-insurance) risk of direct physical loss coverage insurance, neither Landlord nor Tenant shall have or exercise any right of subrogation against each other, either themselves or through any subrogation right under any policy of replacement cost coverage covering material or consequential loss and each of the parties agrees to instruct their insurance company to have their policies endorsed to waive the right of subrogation by the insurance company against either of them.

     (11.5) LIABILITY OF PARTIES

     Except if any to the extent that such party is released from liability to the other party hereto pursuant to the provisions of subsection 11.4;

     (A) The Landlord (i) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Leased Premises, if, and only if to the extent that such injury, death or damage is proximately caused by gross negligence or intentionally tortious act or omission of the Landlord (ii) or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Leased Premises, by reason of the Tenant's occupancy or use of the Leased Premises because of fire, windstorm, act of God or other cause unless proximately caused by such gross negligence or intentionally tortious act or omission, as aforesaid.

     (B) Subject to the operation and effect of the foregoing provisions of this subsection, the Tenant shall be responsible for, and shall indemnify and hold harmless the Landlord against and from, any and all liability arising out of any injury to or death of any person or damage to the property, occurring within the Leased Premises or as the result of Tenant's use and occupancy of the Leased Premises.

(12) TAXES AND ASSESSMENTS


     (A) Tenant agrees that as Additional Rent for the Leased Premises, it will during each calendar year of all the original and all renewal terms, reimburse Landlord for all real estate taxes, charges and assessments levied or assessed during the original and all renewal terms upon and against the Leased Premises.

     (B) Tenant shall promptly pay when due all taxes and assessments levied by public authority on its trade fixtures, equipment and other property of Tenant located on or about the Leased Premises and all other taxes occasioned by its business or use of the Leased Premises.

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     (C)  It shall be the Landlord's responsibility to furnish this information to the Agent if the Agent is to collect taxes from Tenant.

(13) PERSONAL PROPERTY

     Tenant covenants that the furniture, fixtures and all other personal property (except that used to sell in the usual course of trade) which Tenant places on the Leased Premises are owned by Tenant, are fully paid for, and are not encumbered except as expressly disclosed in writing to Landlord prior to the execution of this Lease. Except by sale in the usual course of trade, Tenant shall not remove furniture, fixtures or property from the Leased Premises without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld; and in addition to all the other remedies provided by law, Landlord shall have a lien against all personal property and fixtures on the Leased Premises, insurance if any collected therefore, as security for the payment of rent and default in obligations hereunder. Tenant shall repair or reimburse Landlord for the cost of repairing any damages to the Leased Premises resulting from the installation or removal of Tenant's personal property and fixtures if written permission is granted.

(14) REPAIRS AND ALTERATIONS

     (14.1) Tenants shall keep and maintain the Leased Premises in good repair and condition; keep in good running order the heating and air conditioning systems, electric wiring, toilets, water pipes, water, gas and electric fixtures; replace all locks and deliver keys to Landlord after replacement of locks, trimmings, glass and plate glass broken during the tenancy, regardless of the manner in which same may have been broken, unstop all water fixtures that may become choked and repair all water pipes and plumbing that may burst. If any elevators, escalators, lifts, machinery of appliances (herein called "equipment") are situate on the Leased Premises, Tenant shall care for, maintain and repair same, and shall indemnify and save harmless Landlord from any liability or claims for damages or injuries to persons and property arising therefrom. Tenant shall not make any alterations of, additions to or changes in the Leased Premises or equipment without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and all alterations, changes and improvements, by whomsoever made, shall be the property of Landlord.

     (14.2) Tenant agrees that all additions and improvements and attached equipment and fixtures installed in or on the Leased Premises by the Tenant, including but not being limited to, electric wiring, electric fixtures, show window reflectors, screens, screen doors, awnings, awning frames, floor coverings, landscaping, furnaces and air conditioning machinery and equipment, shall immediately become the property of the Landlord and shall not be removed by Tenant at the termination of this Lease, unless requested to do so by the Landlord, in which event Tenant agrees to do so and to repair promptly any damage caused by such removal.


     (14.3) Nothing contained in this Lease shall be construed as requiring Landlord to make any repairs, except of a structural nature, Landlord shall maintain and make all necessary structural repairs to the foundations, load bearing walls and roof. This does not include the repairing of any glass or moving parts such as passage and overhead doors. (The Tenant will maintain the common areas as outlined in the Addendum.)

     (14.4) Tenant shall, on the last day of the original or renewal term, or upon the sooner termination of this Lease, peaceably and quietly surrender the Leased Premises and equipment to Landlord, broom-clean, including all improvements, alterations, rebuildings, replacements, changes or additions placed by Tenant thereon, in as good condition and repair as the same were in at the commencement

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of the original term, normal wear and tear excepted; provided, however, Tenant shall not be required to return the Leased Premises and equipment in as good condition as aforesaid if the same are damaged or destroyed by fire or otherwise, unless caused by Tenant's fault or negligence which is not adequately covered by insurance.

     (14.5) Tenant shall maintain a preventative maintenance contract on all HVAC units contained in the Leased Premises. Contract is to be maintained with a licensed and qualified HVAC Contractor. Maintenance on the HVAC is to be performed on a minimum of four (4) times per year.

     (14.6) Tenant shall keep the Leased Premises, including the storefront thereof, in good repair, but Tenant shall not paint or change the decorative or architectural treatment of the storefront, the interior or the exterior of the Leased Premises without Landlord's written consent. Tenant shall promptly remove upon order from the Landlord any decoration or architectural change which has been applied to or installed upon the leased Premises without Landlord's written consent or take such other action with the reference thereto as Landlord may direct.

     (14.7) Tenant shall not place or permit to be placed or maintained any sign, awning, advertising matter, decoration, lettering, or other item of any kind on the interior or the exterior of the Leased Premises or on the glass of any window or door of the Leased Premises without first obtaining Landlord's written approval thereof. Tenant shall promptly remove upon receipt of any order from Landlord, any sign, awning, advertising matter or other thing of any kind which has been applied to or installed upon the interior or exterior of Leased Premises without Landlord's written consent or take such other action with reference thereto as Landlord may direct.

(15) DESTRUCTION OF LEASED PREMISES

     (A) If the Leased Premises are damaged or destroyed by fire or other casualty covered by insurance, then (1) if totally destroyed or so that the Leased Premises are rendered unleaseable, this Lease shall terminate as of the date of such destruction and Tenant shall be liable for the rent only to the date of such destruction and awards for the Leased Premises shall belong to and be payable to Landlord; or (2) if only partially destroyed and still leasable, Landlord shall, within a reasonable time, repair the Leased Premises with a reasonable reduction in rent from the date of such partial destruction until there be again premises substantially similar in value to Tenant as the Leased Premises partially destroyed. Landlord's obligation to repair or restore the Leased Premises are stated herein as conditioned upon (a) all insurance proceeds and award for the Leased Premises being paid to Landlord, which are sufficient to cover the cost of said repairs and restorations, and (b) there remaining at least twenty four (24) months in the then existing term of this Lease. If Landlord does not repair the Leased Premises because either conditions (a) or
(b) are nor met, Landlord shall notify Tenant and this Lease shall terminate as of the date of such partial destruction and Tenant shall be liable for rent only to the date of such partial destruction.

     (B) If the Leased Premises shall be damaged or destroyed by any hazard not covered by insurance, Landlord shall have the option to cancel this Lease by giving written notice of such cancellation to Tenant within thirty (30) days after the happening of such damage or destruction, but if such option not be exercised and if such damage is not the result of the actor omission of the Tenant, Tenant's employee or agent or invitee, then Landlord at its own expense shall proceed with due diligence to repair and restore the Leased Premises to their condition as existed before such damage or destruction with rent being reduced pro rata in proportion to the decrease in usefulness of the Leased Premises during repairs and restoration. If such damage is the result of the act or omission of the Tenant or Tenant's employee or agent or invitee, then Landlord at it's option may repair or restore the Leased

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Premises, the cost of which shall be paid for by Tenant in installments or in whole upon notice thereof being given to Tenant by Landlord.

     (C) Tenant shall give immediate written notice to Landlord or Leasing Agent, of any damage or destruction of the Leased Premises whether it be total or partial.

(16) INSPECTION BY LANDLORD

     Tenant shall permit Landlord, its agents, or employees to inspect the Leased Premises and all parts thereof during normal business hours and to enforce and carry out any provision of this Lease and for the future purpose of showing the Leased Premises to prospective tenants and purchasers and representatives of lending institutions. During the last three (3) months of the original term and all renewals or extensions thereof, Landlord shall have the right to place "For Rent" and/or "For Sale" signs in conspicuous places on the Leased Premises and to otherwise advertise the Leased Premises "For Rent" and/or "For Sale", in addition to having the rights of entry and inspection set forth herein. Tenant shall do no act or omission which interferes with Landlord's rights to reentry and inspection.

(17) EMINENT DOMAIN

     (17.1) RIGHT TO AWARD

     (A) If any or all of the Leased Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such Deed, without deduction therefrom for any leasehold or other estate held by the Tenant by virtue of this Lease.

     (B) The Tenant hereby (i) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (a) the value of the then unexpired portion of the term, (b) leasehold damages, and (c) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and
(iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards.

     (C) Subject to the operation and effect of the foregoing provisions of this section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages of costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

     (17.2) EFFECT OF CONDEMNATION

     (A)  If (i) all of the Leased Premises are covered by a Condemnation, or
(ii) if any part of the Leased Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, or (iii) any of the Leased Premises is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, then, in any such event, the Lease shall terminate on the date upon which

                                 Page 7 of 15




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possession of so much of the Leased Premises as is covered by such Condemnation is taken by the condemning authority thereunder, and all rent (including, by way of example rather then of limitation, any Additional Rent payable pursuant to any Addendum regarding Additional Rent), taxes, and other charges payable hereunder shall be prorated and paid to such date.

     (B) If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent and the Additional Rent shall be reduced in proportion to the square footage of floor area, if any, of the Leased Premises covered by such Condemnation.

     (17.3) If there is Condemnation, the Landlord shall have no liability to the Tenant on account of any (i) interruption of the Tenant's business upon the Leased Premises, (ii) diminution in the Tenant's ability to use the Leased Premises, or (iii) other injury or damage sustained by the Tenant as a result of such Condemnation.

     (17.4) Except for any separate proceeding brought by the Tenant under the provisions of paragraph 17.1 (C), the Landlord shall be entitled to conduct any such Condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right it might otherwise have to participate therein.

(18) DEFAULTS BY THE TENANT

     (18.1) DEFINITION. As used in the provisions of this Lease, each of the following events shall constitute, and is hereunder referred to as, an "Event of Default":

     (A) If the Tenant (i) fails to pay the Rent or any other sum which the Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, or (ii) in any respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

     (B) If the Tenant (i) applies for or consents to the appointment of a Receiver, Trustee or Liquidator of the Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, reorganization or insolvency proceeding; or

     (C) If (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a Receiver, Trustee or Liquidator of the Tenant or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues in effect for more than sixty (60) consecutive days after the expiration of any stay thereof; or

     (D) If the Tenant vacates the Leased Premises or Tenant advertises in any manner that would indicate or lead the public to believe that Tenant was going out of business or intending to vacate Leased Premises.

     (18.2)  NOTICE TO TENANT: GRACE PERIOD

     Anything contained in the provisions of this section to the contrary notwithstanding, upon the occurrence of an Event of Default the Landlord shall not

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exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until:

     (A)  The Landlord has given written notice thereof to the Tenant and

     (B) If such Event of Default consists of failure to pay money, the Landlord has given five (5) days written notice thereof to the Tenant and the Tenant has failed to make such payment in said five (5) day period of time or, if such Event of Default consists of something other then failure to pay money, the Landlord has given thirty (30) days notice of the default and the Tenant has failed to proceed to diligently and in good faith to cure such Event of Default.

     (C) No such notice shall be required, and the Tenant shall be entitled to no such grace period, (i) if the Event of Default has occurred more than twice during any twelve (12) month period, or (ii) if the Tenant has substantially terminate or is in the process of substantially terminating its continuous occupancy and use of the Leased Premises for the purpose set forth in the provisions of Paragraph 5, or (iii) if any Event of Default enumerated in the provisions of Paragraph 18.1 (B) or 18.1 (C) has occurred or (iv) if the Event of Default constitutes an eminent danger to the destruction or diminution of value of the Landlord's property, real or personal, or to that of any other Tenant or adjoining property owner.

     (18.3) LANDLORD'S RIGHTS UPON EVENT OF DEFAULT

     Upon the occurrence of any Event of Default, the Landlord may:

     (A) Re-enter and repossess the Leased Premises and any and all improvements thereon and additions thereto without necessity of judicial proceedings:

     (B) Declare the entire balance of the Rent and Additional Rent, if any, for the remainder of the Term to be due and payable, and collect such balance in any manner not inconsistent with applicable law;

     (C) Relet any or all of the Leased Premises for the Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, in which event the Tenant shall pay to the Landlord any deficiency in the Base Rent and Additional Rent resulting, with respect to such remainder, from such reletting, as well as the cost to the Landlord of any attorney's fees which fees the Tenant is hereby deemed to agree are reasonable or of any repairs or other action (including those taken in exercising the Landlord's rights under any provisions of this Lease) taken by the Landlord on account of such Event of Default. The parties agree that the sum of 33-1/3% of the unpaid rental shall be deemed to be reasonable attorney's fees pursuant to the provisions of this Lease;

     (D) Pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law.

     (18.4)  LANDLORD'S RIGHT TO CURE

     Upon the occurrence of an Event of Default, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving the Tenant written notice of the Landlord's intention to do so except in the case of emergency, to cure such Event of Default, and the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by the Tenant immediately upon demand therefore by the Landlord.

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(19) SEVERABILITY:

     If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

(20) RELATIONSHIP OF PARTIES:

     Landlord and Tenant shall not be considered or deemed to be joint venturers or partners and neither shall have the power to bind or obligate the other except as set forth herein.

(21) RULES AND REGULATIONS


     The Landlord hereby reserves the right to prescribe, as its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations"), having uniform applicability to all tenants of 3733
                                                                         ----
Williamson Road and governing the use and enjoyment of 3733 Williamson Road and
---------------                                        --------------------
the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Leased Premises, in accordance with the provisions of this Lease. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so.

(22) NO REPRESENTATIONS BY LANDLORD:

     Neither Landlord nor its agents have made any representations or promises with respect to the Building, the Land, or the Leased Premises except as expressly set forth herein. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking possession of the Leased Premises by Tenant shall be conclusive evidence as against it, that Tenant accepts the premises and the Building and that they were in good and satisfactory condition when possession was so taken.

(23) LEASING AGENT


     (A) In consideration of the Leasing Agent's services in procuring this Lease, Landlord covenants with and for the benefit of the Leasing Agent as follows: The Leasing Agent is to receive a commission of ten percent (10%) of
                                                         ---          ---
the Rent during the original term and all renewals, extensions or expansions thereof or any new Lease of the Leased Premises between any person and "Tenant, its successors or assigns" (such phrase used herein to include such entity in which Tenant, its successors or assigns may have an interest as a stockholder, partner, lender of money or otherwise); and no sale, transfer, assignment, cancellation or release, including a sale or conveyance to Tenant, its successors or assigns, shall affect the Leasing Agent's right to such commission which is hereby made a lien on the Leased Premises and all equipment thereon, if any. The Leasing Agent shall have the right to collect all rents due hereunder so that its commission may be paid in installments as the rent is received, and retained by the Leasing Agent before remitting the rent (less commissions) to Landlord, but if any act be done to deprive the Leasing Agent of its right to collect the rent, then the whole amount of its commission then unpaid shall, at the Leasing Agent's option, immediately become due and payable.


     (B) Landlord further covenants with and for the benefit of the Leasing Agent that if Tenant, its successors or assigns shall at any time during the original term and all renewals or extensions thereof (or during any new Lease of the Leased Premises between any person and Tenant, its successors or assigns), purchase the Leased Premises, the Leasing Agent shall receive on the date of the Leased Premises are transferred a commission of ten percent (10%) of the gross
                                                ---          ---
amount of the purchase price.

     (C) Such a sales commission shall be in addition to the rental commissions provided for in the immediately preceding paragraph up to the transfer of said property and is hereby made a lien on the Leased Premises.

     (D) In connection with all acts done or suffered by the Leasing Agent for Landlord concerning the Leased Premises, Landlord further agrees to indemnify and save the Leasing Agent harmless from all fines, judgments, suits, claims, demands and actions of any KIND (including any costs and attorney's fees), and from liability suffered by an employee or contractor (not in the permanent employ of the Leasing Agent) engaged by the Leasing Agent for the benefit of Landlord.

(24) SUBORDINATION

     Tenant accepts this Lease subject and subordinate to the present state of the Leased Premises and to any recorded mortgage, deed of trust or any other lien presently existing upon the Leased Premises and to any renewal, extension or modification thereof. Tenant agrees upon demand to execute such instruments subordinating this Lease to any future mortgage, deed of trust or other security instruments as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect during the term of this Lease, so long as Tenant shall continue to perform all of the covenants hereof.

(25) SUCCESSORS AND ASSIGNS

     All parties to this Lease agree that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

(26) TENANT'S OBLIGATION TO COMPLY WITH APPLICABLE LAWS - TENANT TO OBTAIN NECESSARY LICENSE

     Tenant, at its expense, shall promptly comply with all federal, state, and municipal laws, orders, and regulations, and with all lawful directives of public officers, which impose any duty upon it or Landlord with respect to the leased property. The Tenant, at its expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements, or additions, and the Landlord, when necessary, will join with the Tenant in applying for all such permits or licenses.

(27) APPLICABLE LAW, CONSTRUCTION

     (A) This Lease shall be construed in accordance with the laws of the Commonwealth of Virginia.

     (B) Whenever used the singular number shall include the plural, the singular, and the use of any gender shall include all other genders.

(28) ENVIRONMENTAL REQUIREMENTS

     Tenant shall not cause, commit or allow to exist or to continue any violation of any environmental requirement imposed by any local, federal or state agency with respect to the Leased Premises or any use or activity on the Leased Premises. Tenant will not place, install, dispose of or release or cause, permit or allow to be placed, installed, disposed of or released any Hazardous Material on the leased premises. If any Hazardous Material is discovered on the Leased Premises at any time, which Hazardous Material has been placed thereon by Tenant, its employees or agents, Tenant shall promptly, at Tenant's sole risk and expense, remove, treat and dispose of the Hazardous Material in compliance with all applicable environmental regulations and laws.

(29) NOTICES

     (A) Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notices or demand shall be given or served and shall not be deemed to have been given or served unless in writing and forwarded by registered or certified mail addressed as follows:

(B)  TO LANDLORD:             (D)  TO TENANT:
      c/o Agent                     At Leased Premises
     ---------------------         -----------------------
     _____________________         _______________________
     _____________________         _______________________

(C)  TO LEASING AGENT:

     Waldvogel, Poe & Cronk
     Real Estate Group, Inc.
     800 Professional Arts Building
     30 West Franklin Road
     Roanoke, Virginia 24011

(30) FINAL UNDERSTANDING

     (A) This Lease represents the final understanding between Landlord, Tenant and Leasing Agent, and the obligations of each party hereunder cannot be changed or modified unless by written Addendum signed by the parties whose obligations are to be modified and endorsed hereon or attached hereto.

(31) AGENCY DISCLOSURE

     (A) Unless otherwise disclosed in writing, all parties acknowledge that WALDVOGEL, POE & CRONK REAL ESTATE GROUP, INC. is the Agent of the LANDLORD not the TENANT. Waldvogel, Poe & Cronk Real Estate Group, Inc.'s fiduciary duties of loyalty and faithfulness are owed to the LANDLORD who is their principal. All commissions will be paid by the LANDLORD and not the TENANT.

(32) SPECIAL PROVISIONS

     (A) Special provisions of this Lease are attached hereto as part hereof as Addendum to pages numbered 15 through 15.
                           --         --

_____________________________,

By   ****************
     -------------------(SEAL)
     THE LANDLORD

_____________________________,

By   ****************
     -------------------(SEAL)
     THE TENANT

      President
-----------------------------,

By   ****************
     -------------------(SEAL)
     THE TENANT

WALDVOGEL, POE & CRONK REAL ESTATE GROUP, INC.

By   ****************
     ------------------------,
     THE LEASING AGENT

                                   GUARANTY

     In consideration of Landlord agreeing to lease to Tenant the Leased Premises, the undersigned, hereby waiving the obligations of the homestead exemption laws as to this Lease, jointly and severally if there be more than one undersigned, guarantee the payment of rent and the performance of all the provisions of this Lease by Tenant, its successors and assigns, and agree that mere nonpayment of rent and nonperformance of said provisions by Tenant or its successors and assigns shall create an immediate liability on the part of the undersigned to Landlord and its successors and assigns and to Leasing Agent. Landlord or Leasing Agent is required to notify the undersigned of any default of Tenant under the provisions of this Lease.

WITNESS the following signatures and seals

/s/ Jeffrey W. Akers          /s/ Franklin W. Blankemeyer, Jr.   (SEAL)
--------------------          -----------------------------------
Jeffrey W. Akers              Franklin William Blankemeyer, Jr.
353 A Woods Avenue            1424 Sherwood Avenue
Roanoke, VA 24016             Roanoke, VA 24015





STATE OF ILLINOIS
CITY/COUNTY OF Roanoke TO-WIT: (LANDLORD)


     I, the undersigned, a Notary Public in and for the City of Roanoke
                                                        ---------------
aforesaid, in the State of Virginia, do hereby certify that Rebecca L. Grasse
                                                            -----------------
whose name is signed to the foregoing Lease bearing date of 14th day of August
                                                            ----
1995 have acknowledged the same before me. Given under my hand this 14th day of
                                                                    ----
August, 1995
------

     My commission expires:
           5-25-96
--------------------------------
   [OFFICIAL SEAL APPEARS HERE]            /s/ Sandra G. Nelson
                                           --------------------
                                                Notary Public


STATE OF VIRGINIA
CITY/COUNTY OF Roanoke TO-WIT:(TENANT)


     I, the undersigned, a Notary Public in and for the City of Roanoke
                                                        ---------------
aforesaid, in the State of Virginia, do hereby certify that Franklin W.
                                                            -----------
Blankemeyer Jr. whose name is signed to the foregoing Lease bearing date of 7th
---------------                                                             ---
day of July 1994, have acknowledged the same before me. Given under my hand this
       ----
3rd day of August, 1995.
---        -------

     My commission expires:

           9/30/95
-------------------------------

                                             ******************
                                          ------------------------
                                                Notary Public

STATE OF VIRGINIA
CITY/COUNTY OF Roanoke, TO-WIT:(TENANT)
               -------
    I, the undersigned, a Notary Public in and for the City of Roanoke,
                                                       ---------------
aforesaid, in the State of Virginia, do hereby certify that Jeffrey W. Akers,
                                                            ----------------
whose name is signed to the foregoing Lease bearing date of 14th day of July,
                                                            ----        ----
1994, have acknowledged the same before me. Given under my hand this 3rd day of
                                                                     ---
August, 1995.
------

    My commission expires:
       9/30/95
--------------------------------
                                                           ***************
                                                       -----------------------
                                                           Notary Public

STATE OF VIRGINIA
CITY/COUNTY OF Roanoke, TO-WIT: (LEASING AGENT)
               -------

    I, the undersigned, a Notary Public in and for the City of Roanoke,
                                                       ---------------
aforesaid, in the State of Virginia, do hereby certify that Thomas M. Hubard,
                                                            ----------------
whose name is signed to the foregoing Lease bearing date of 14th day of July,
                                                            ----        ----
1994, have acknowledged the same before me. Given under my hand this 25th day of
                                                                     ----
August, 1995.
------

    My commission expires:
       1/31/98
--------------------------------
                                                         Sherry M. Lawrence
                                                       -----------------------
                                                            Notary Public

STATE OF VIRGINIA
CITY/COUNTY OF Roanoke, TO-WIT:(GUARANTORS)
               -------

    I, the undersigned, a Notary Public in and for the City of Roanoke,
                                                       ---------------
aforesaid, in the State of Virginia, do hereby certify that Franklin W.
                                                            -----------
Blankemeyer Jr. whose name is signed to the foregoing Lease bearing date of
--------------
14th day of July, 1994, have acknowledged the same before me. Given under my
----        ----
hand this 3rd day of
          ---
August, 1995.
------

    My commission expires:
       7/30/95
--------------------------------
                                                         **************
                                                     -------------------------
                                                            Notary Public

STATE OF VIRGINIA
CITY/COUNTY OF Roanoke, TO-WIT:(GUARANTORS)
               -------

    I, the undersigned, a Notary Public in and for the City of Roanoke,
                                                       ---------------
aforesaid, in the State of Virginia, do hereby certify that Jeffrey W. Akers,
                                                            ----------------
whose name is signed to the foregoing Lease bearing date of 14th day of July,
                                                            ----        ----
1994, have acknowledged the same before me. Given under my hand this 3rd day of
                                                                     ---
August, 1995
------

    My commission expires:
       9/30/95
--------------------------------
                                                            ***********
                                                     -------------------------
                                                            Notary Public

                                   ADDENDUM


OPTION: Tenant shall have the option to renew said lease for three (3) additional one (1) year lease periods, under the same terms and conditions as said Lease with the following rent schedules:


          Option #1: August 1, 1995 through July 31, 1996 with rent being fifteen thousand nine hundred twelve and 00/100 Dollars ($15,912.00), payable in monthly installments of one thousand three hundred twenty six and 00/100 Dollars ($1,326.00).


          Option #2: August 1, 1996 through July 31, 1997 with rent being sixteen thousand three hundred ninety two and 00/100 Dollars ($16,392.00), payable in monthly installments of one thousand three hundred sixty six and 00/100 Dollars ($1,366.00).


          Option #3: August 1, 1997 through July 31, 1998 with rent being sixteen thousand eight hundred eighty four and 00/100 Dollars ($16,884.00), payable in monthly installments of one thousand four hundred seven and 00/100
                     Dollars($1,407.00).

     ********************
-----------------------------------
Tenant


     ********************
-----------------------------------
Tenant


     ********************
-----------------------------------
Landlord

                               ADDENDUM TO LEASE
                               -----------------

     This Addendum to Lease ("Addendum"), made and entered into this 3rd day of January, 1995, by and between Rebecca L. Grasse, hereinafter collectively referred to as "Landlord" and Mr. Car Man, Inc., a Virginia corporation, hereinafter collectively referred to as "Tenant", and Waldvogel, Poe & Cronk Real Estate Group, Inc., hereinafter called "Leasing Agent".


                                   RECITALS
                                   --------

     A. The parties hereto have executed a Lease Agreement dated January 3, 1995, for the lease of certain commercial space located at 3733 Williamson Road, Roanoke, Virginia.

     B. The parties hereto have agreed to modify the Lease as set forth hereinafter.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto covenant and agree as follows:

     1.   Security.  Landlord shall be released from all liability with respect
          --------
to the security; provided, however, the new purchaser agrees to be bound by all of the conditions and provisions of the Lease.

     2.   Use of Leased Premises.  Tenant shall have the right to use the Leased
          ----------------------
Premises for sales and for leasing and servicing of automobiles and for an automobile pawn shop.

     3.   Insurance to be Maintained by Tenant.  Subparagraph (B) of 11.2 shall
          ------------------------------------
be deleted in its entirety. Tenant shall be responsible for the cost of repair and replacement in accordance with the terms of the Lease.

     4.   Repairs and Alterations.  Tenant shall have the right to place
          -----------------------
additional gravel in the back parking lot at its sole cost and expense. Notwithstanding anything to the Lease to the contrary, Tenant shall have the right to remove the following items of property which shall be deemed to be items of personal property for purposes of this Lease:

               (a) western electric hydraulic Lift to be located in the front bay;


               (b)  air compressor for rear hydraulic lift; and

               (c)  21,000 BTU air condition unit.

     With respect to Subparagraph 14.7, Landlord hereby accepts and approves the following signs installed or to be installed by Tenant on the Leased
Premises:

               (a) Company sign on the gable on the front of the building on the Leased Premises;

               (b) signs and advertisements located on the front and sides of the border around the flashing on the roof;

               (c) the existing window sign regarding the bumper-to-bumper warranty;

               (d) a lighted sign post to be installed by the Tenant and approved by the Landlord; and

               (e) general advertisements which may from time to time be placed in the front window of the building located on the Leased Premises.


     5.   Destruction of Leased Premises.  In the event the Leased Premises are
          ------------------------------
damaged or destroyed by any hazard not covered by insurance and Landlord exercises its option to cancel the Lease, rent shall be reduced pro-rata in proportion to the decrease in usefulness of the Leased Premises from the date of the damage to the date of termination of the Lease. Subparagraph (b) of Paragraph 15(A) shall be deleted in its entirety.

     6.   Inspection by Landlord.  Landlord shall provide Tenant with prior
          ----------------------
notice of any inspection or examination of the Leased Premises as provided by Paragraph (16).

     7.   Eminent Domain.  With respect to Subpart (B) of Subparagraph (17.1) of
          --------------
Paragraph (17) of the Lease, the parties hereto agree that the obligation of the Tenant thereunder pertain solely to the Landlord's condemnation proceeding and does not offset in any way the Tenant's right to pursue a separate proceeding to collect any damages or costs incurred by the Tenant. No provision of this Lease shall be deemed or construed for the benefit of any third party, including without limitation, any condemning authority.

     8.   Effect of Condemnation.  With respect to Subparagraph 17.2(B), the
          ----------------------
abatement of rent shall also pertain to the reduction in the square footage of the parking area which the parties hereto acknowledge to be critical to the success of Tenant's business.

     9.   Tenant's Obligation to Comply With Applicable Laws-Tenant to Obtain
          -------------------------------------------------------------------
Necessary License.  The first sentence of this paragraph shall be amended to
-----------------
read as follows:

               Tenant at its expense, shall properly comply with all federal, state and municipal laws, orders and regulations, and with all lawful directives of public officers, which impose any duty upon it with respect to the conduct of its business.

     10.  Environmental Requirements.  Notwithstanding anything in Paragraph
          --------------------------
(28) to the contrary, the parties hereto agree that Tenant shall have no liability or responsibility to the Landlord for any pre-existing hazards or conditions located on or affecting the Leased Premises. In addition, Landlord hereby acknowledges and approves of the insulation of the following items:

               (a) three above-ground 55 gallon drums which are to be used the Tenant for the storage of used motor oil;

               (b) one above-ground 55 gallon drum used by the Tenant for the storage of anti-freeze; and

               (c) one above-ground 30-35 gallon drum used by Tenant for cleaning fluids and solvents.

     Tenant shall be responsible for any damages and clean up directly related to the use of the foregoing items.

     11.  Quiet Enjoyment.  For so long as Tenant observes the terms and
          ---------------
conditions of the Lease and Addendum required to be observed by the Tenant, Tenant shall have quiet enjoyment of the Leased Premises and Landlord shall defend Tenant's right thereto.

     12.  Affirmation of Lease.  Except for the terms set forth hereunder, the
          --------------------
parties hereto hereby agree that this Addendum shall be subject to all terms, revisions and conditions set forth under the Lease.

     IN WITNESS WHEREOF, the following signatures as set forth as of the day, month, and year first hereinabove written.

                                          "LANDLORD"

                             /s/ Rebecca L. Grasse
                             ----------------------------------------
                             Rebecca L. Grasse


                                          "TENANT"

                             Mr. Car Man, Inc., a Virginia
                             corporation

                             By:  /s/ Jeff W. Akers  /s/ Franklin Blankemery Jr.
                                  ----------------------------------------------
                             Its:   Vice President             President
                                  ----------------------------------------------

                                                       "LEASING AGENT"

                                        Waldvogel, Poe & Cronk Real Estate
                                        Group, Inc., a Virginia corporation

                                        By:  *********
                                           ----------------------------------
                                        Its:  Agent
                                             --------------------------------


STATE OF ILLINOIS  )
                   )          to-wit:
CITY OF KANKAKEE   )

     The foregoing instrument was acknowledged before me this 14th day of
                                                              ----
August, 1995, by Rebecca L. Grasse.

                                  **********
                              ------------------------------------
                                   Notary Public

[OFFICIAL SEAL]

     My commission expires:     5-25-96
                              ------------------------------------

STATE OF VIRGINIA  )
                   )          to-wit:
CITY OF ROANOKE    )


     The foregoing instrument was acknowledged before me this 3rd day of August,
                                                              ---
1995, by Franklin Blankemeyer Jr. & Jeffery W. Akers the President & Vice
         -------------------------------------------     ----------------
President of Mr. Car Man, Inc., a Virginia corporation.
---------
                                  **********
                              ------------------------------------
                                  Notary Public

     My commission expires:   ____________________________________

STATE OF VIRGINIA  )
                   )          to-wit:
CITY OF ROANOKE    )

     The foregoing instrument was acknowledged before me this ________ day of December, 1994, by _____________________ the ________________________ of
Waldvogel, Poe & Cronk Real Estate Group, Inc., a Virginia corporation.


                              ____________________________________
                                  Notary Public

     My commission expires:   ____________________________________

                                 ADDENDUM "A"
                                 ------------

          This Addendum A is provided pursuant to paragraph 7 of the Lease Agreement by and between Robert L. Grasse and Mr. Car Man, Inc.

     The following defects are currently existing on the leased premises:

     1.   Five electrical outlets located in the front two bays are inoperable.

     2.   Fluorescent light above both bathrooms are inoperable.

     3.   Flag pole on top of building is unstable and a potential hazard.

     4. Treelight unit on left side of building is leaning noticeably and is a potential hazard.